Exhibit 99.1

News Release

Medgenics Acquires Phase 2-Ready CNS Program: NFC-1

•	Strong Efficacy Signal Established in Genetically Identified Subset of ADHD Patients
•	Development will Include Neuropsychiatric Symptoms of 22q11.2 Deletion Syndrome

PHILADELPHIA (September 9, 2015) – Medgenics, Inc. (NYSE MKT: MDGN) today announced the acquisition of neuroFix Therapeutics, LLC, the developer of NFC-1, a first-in-class, non-stimulant metabotropic glutamate receptor (mGluR) neuromodulator entering Phase 2/3 for the treatment of mGluR network mutation positive Attention Deficit Hyperactivity Disorder (mGluR+ ADHD), as well as neuropsychiatric symptoms resulting from a related rare genetic disorder, 22q11.2 Deletion Syndrome (22q11.2 DS). Hakon Hakonarson, M.D., Ph.D., Professor and Director of the Center for Applied Genomics (CAG) at The Children’s Hospital of Philadelphia (CHOP) founded neuroFix to pursue development of NFC-1 following a breakthrough genetic discovery. Medgenics acquired all outstanding shares of neuroFix for upfront consideration of $2 million cash, a series of performance-based milestone payments and sales royalties.

“This acquisition represents the first of a pipeline of opportunities resulting from our collaboration with the Center for Applied Genomics,” said Mike Cola, Chief Executive Officer, Medgenics. “Additionally, it expands our company focus beyond gene therapy to broader genomic capabilities, allowing us to identify and treat pediatric patients with serious, unmet medical needs.”

A recently completed five-week Phase 1b dose-escalation study in 30 patients of NFC-1 demonstrated strong efficacy signals in several validated ADHD scales in mGluR+ adolescents with ADHD symptoms. The treatment effect of NFC-1 appeared more robust over time and at higher doses. NFC-1 was well tolerated, with no treatment-related serious adverse events reported. Additionally, 20 of the 30 enrolled patients elected to continue in a long-term safety trial in order to maintain access to therapy. The results of the study will be presented at the 2015 American Academy of Child and Adolescent Psychiatry (AACAP) Annual Meeting on October 26-31 in San Antonio, Texas.

"In the NFC-1 GREAT study we observed improvement not only in ADHD symptoms including inattention and hyperactivity, but also in other neurobehavioral symptoms including anxiety, mood and sleep disturbance,” said Study Principal Investigator, Josephine Elia, MD, Neuroscience Center, Department of Child and Adolescent Psychiatry, Nemours/Alfred I. duPont Hospital for Children. “These results are meaningful for patients and their families and the data suggest a compelling clinical profile for NFC-1 for these impairing comorbidities.”

NFC-1 also has the potential to help the thousands of patients around the world with a rare and severe genetic disorder known as 22q11.2 Deletion Syndrome. Among many other abnormalities, these patients suffer from severe neuropsychiatric disorders. “Surgery can correct the structural abnormalities, such as congenital heart disease and palatal abnormalities, in many of these patients. In contrast, existing therapeutic options for these neuropsychiatric disorders are often inadequate in their effectiveness and may cause unwanted side effects. The discovery that disruptions in the mGluR network underlie these disorders and the promise of NFC-1 to treat them provides new hope for these patients and their families.” said Donna M. McDonald-McGinn, MS, CGC, Associate Director of Clinical Genetics and Program Director of the 22q and You Center at CHOP.

“We are elated to have the opportunity to move NFC-1 into Phase 2/3 development. The science underlying this new program allows us to identify the patients who can benefit most with high specificity,” stated Dr. Garry Neil, Chief Scientific Officer, Medgenics.

Conference Call

Medgenics management will host a conference call and live audio webcast today, at 10 a.m. ET. In order to participate in the conference call, please dial (844) 466-4113 (domestic) or (765) 507-2652 (international). The conference ID number is 36396869.

The live webcast can be accessed under "Events" in the Investors section of the Company's website at www.medgenics.com  or you may use the link: http://edge.media-server.com/m/p/zs4om2gd.

A replay of the call will be available two hours after the end of the conference call through September 23, 2015. To access the replay, please dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and reference the conference ID number. The archived webcast will be available for 30 days in the Investor section of Medgenics' website at www.medgenics.com.

About Medgenics, Inc.

Medgenics is dedicated to unlocking the potential of genomic medicine to identify and treat patients with life-altering conditions. Its efforts, including its internal research and development and ongoing sponsored research and licensing agreements with a well-respected pediatric academic medical center, give Medgenics the ability to focus on the underlying genetic pathway of pediatric diseases with the goal of finding therapeutic solutions for subpopulations of both children and adults living with rare and other difficult-to-treat diseases. For more information, visit the Company's website at www.medgenics.com.

About the NFC-1 GREAT trial

The NFC-1 GREAT trial was a 30 patient Phase 1b study in adolescents with ADHD and disruptions in the metabotropic glutamate receptor (mGluR) gene network. The objectives of the study were to evaluate the safety, tolerability, and pharmacokinetics of NFC-1 and to evaluate the effect of NFC-1 on ADHD during four weeks of continuous treatment following one week of placebo therapy. The study was conducted at Jefferson University Hospital in Philadelphia, PA.

Subjects were stratified by mGluR mutations. In addition to several exploratory measures, efficacy was assessed using the Clinical Global Impressions of Severity (CGI-S) and Improvement (CGI-I) scales, and the Vanderbilt Parent Assessment Score. Clinical improvement based on CGI-S, CGI-I scores and Vanderbilt scores was demonstrated in analyses of all patients. Mean declines in scores after four weeks of active treatment were as follows: CGI-S declined from 3.97 to 3.00 (p<0.001), CGI-I scores declined from 3.83 to 2.24 (P<0.001) and the Vanderbilt score declined from 29.1 to 22.5 (p<0.001). Improvement was greatest in the Tier-1/Tier-2 mGluR mutation positive patients (P<0.001). In this group 80% were deemed to be responders.

NFC-1 was well tolerated, with no treatment-related serious adverse events reported.

Forward-looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995, which include all statements other than statements of historical fact, including (without limitation) those regarding the Company's financial position, its development and business strategy, its product candidates and the plans and objectives of management for future operations. The Company intends that such forward-looking statements be subject to the safe harbors created by such laws. Forward-looking statements are sometimes identified by their use of the terms and phrases such as "estimate," "project," "intend," "forecast," "anticipate," "plan," "planning, "expect," "believe," "will," "will likely," "should," "could," "would," "may" or the negative of such terms and other comparable terminology. All such forward-looking statements are based on current expectations and are subject to risks and uncertainties. Should any of these risks or uncertainties materialize, or should any of the Company's assumptions prove incorrect, actual results may differ materially from those included within these forward-looking statements. Accordingly, no undue reliance should be placed on these forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. As a result of these factors, the events described in the forward-looking statements contained in this release may not occur.

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Contacts:

Medgenics, Inc.
John Leaman
john.leaman@medgenics.com

Brian Piper

Brian.piper@medgenics.com

Stern Investor Relations

Beth DelGiacco

212-362-1200

Beth@sternir.com